Exhibit 8.1

March 1, 2006

HOST MARRIOTT CORPORATION

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

Ladies and Gentlemen:

This firm has acted as special tax counsel to Host Marriott Corporation, a Maryland corporation (“Host REIT”), in connection with the execution and delivery of the Master Agreement and Plan of Merger, among Host REIT, Host Marriott, L.P. (“Host LP”), Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), Starwood Hotels & Resorts (“Starwood Trust”), Sheraton Holding Corporation and SLT Realty Limited Partnership, dated as of November 14, 2005 (the “Master Agreement”), pursuant to which Host REIT and Host LP will acquire 38 hotels from Starwood and certain Starwood subsidiaries in a series of transactions, including the merger of a direct, wholly owned subsidiary of Host LP with and into Starwood Trust (collectively, the “Transactions”). The Transactions are more fully described in the registration statement (the “Registration Statement”) on Form S-4 initially filed with the Securities and Exchange Commission on December 9, 2005, as amended through and including the date hereof, which includes a proxy statement/prospectus (the “Proxy Statement/Prospectus”). The delivery on the closing date of the Transactions of the opinion set forth herein relating to the qualification of Host REIT as a “real estate investment trust” (“REIT”) under the Internal Revenue Code is a condition of the obligations of Starwood and Starwood Trust under the Master Agreement pursuant to Section 7.3(d) thereof. This opinion letter will be filed as an exhibit to the Registration Statement on the date hereof.*

* Terms used herein shall have the meanings ascribed to them in, and shall be interpreted in accordance with, the applicable federal income tax law and regulations. Except as otherwise provided, capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to this letter. Except as otherwise indicated, all “Section” references contained herein refer to sections of the Internal Revenue Code of 1986, as amended.

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Bases for Opinions

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code, Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinions, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinion, including, but not limited to, the following:

(1) the Master Agreement;

(2) the Registration Statement, including the Proxy Statement/Prospectus;

(3) the exhibits to the Master Agreement, including the Sun Restructuring Steps and Restructuring Parameters, the Closing Restructuring Steps, the Form of Sublease Agreement, the Form of Lease Agreement, the Form of Operating Agreement, the Form of License Agreement, the Form of Compensating Balance Agreement, the Form of Tax Sharing and Indemnification Agreement, and the Horizon Transactions exhibit;

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(4) the Acquisition and Exchange Agreement;

(5) the Second Amended and Restated Agreement of Limited Partnership of Host LP, dated as of December 30, 1998, as amended through the date hereof;

(6) the Articles of Amendment and Restatement of Articles of Incorporation of Host REIT, filed with the State Department of Assessments and Taxation of Maryland on December 29, 1998 (the “Articles of Incorporation”), and the Bylaws of Host REIT, as amended;

(7) the Articles of Incorporation of Crestline, dated November 9, 1998, and the Bylaws of Crestline, and the Agreement and Consent, dated as of March 27, 2002, by and among Host REIT and Crestline, Barcelo Gestion Hotelera, S.L., a Spanish limited liability company (“Barcelo”), and Cowboy Acquisition Corporation, a Maryland corporation and wholly owned subsidiary of Barcelo (“Merger Sub”) (the “Agreement and Consent”), and the Amendment to Agreement and Consent, dated as of April 26, 2002, by and among Host REIT, Crestline, Barcelo, Barcelo Corporacion Empresarial, S.A., a Spanish corporation (“Barcelo Empresarial”), and Merger Sub (the “Amendment to Agreement and Consent”);

(8) the operating agreement of HMT Lessee, dated November 10, 2000, as in effect through December 31, 2004;

(9) the partnership agreement of certain of the partnerships and the operating agreement of certain of the limited liability companies other than HMT Lessee in which either Host REIT or Host LP has a direct or indirect interest;

(10) all real estate leases on the Hotels, each dated as of December 31, 1998, pursuant to which Host LP or a Partnership Subsidiary, as lessor or sub-lessor, leased a hotel to a lessee or sub-lessee, respectively, the majority of which leases were entered into with entities that were indirect subsidiaries of Crestline prior to the Lease Acquisition (and including, without limitation, the leases acquired in connection with the IHP Lease Acquisition), the form of amended and restated lease agreement entered into in connection with the Lease Acquisition, the agreements between and among the Partnership Subsidiaries owning certain Hotels and the respective TRS Lessees of such Hotels relating to the extension of the terms of the expiring Leases on those Hotels, and certain of the second amended and restated lease agreements, dated as of January 1, 2006, with respect to certain of the Hotels;

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(11) the Certificate of Incorporation, dated December 3, 1998, and the Bylaws, dated December 14, 1998, of Fernwood, and the Amended and Restated Certificate of Incorporation, dated December 3, 1998, and the Bylaws, dated December 14, 1998, of Rockledge;

(12) the Declaration of Trust for the Host Marriott Statutory Employee/Charitable Trust, a Delaware business trust (the “Host Employee/Charitable Trust”), dated December 30, 1998, and the Declaration of Trust for the Host Marriott Employees’ Trust, a common law trust formed under Maryland law, dated December 30, 1998;

(13) Amendment No. 6 to the Distribution Agreement;

(14) the Asset Management Agreement between Host LP and Crestline, dated as of December 31, 1998, which agreement terminated immediately prior to January 1, 2001 in connection with the Lease Acquisition;

(15) the General Expense Sharing and Cost Reimbursement Agreement between Host LP and its TRS Lessee;

(16) with respect to each class or series of preferred stock of Host REIT, the Articles Supplementary to the Articles of Amendment and Restatement of Articles of Incorporation of Host REIT establishing and fixing the rights and preferences of such class or series of preferred stock; and

(17) such other documents as we deemed necessary or appropriate.

The opinions set forth in this letter also are premised on certain written factual representations of Host REIT and Host LP regarding the organization, ownership and operations (including the income, assets, businesses, liabilities, properties and accumulated undistributed earnings and profits) of Host REIT, Host LP, the Partnership Subsidiaries, the Non-Controlled Subsidiaries, the Taxable REIT Subsidiaries, the Host Employee/Charitable Trust, Crestline, the Lessees and the assets and entities to be acquired by Host REIT and Host LP in the Transactions, contained in a letter to us dated as of the date hereof (the “Representation Letter”).

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For purposes of rendering our opinions, although we have knowledge as to certain of the facts set forth in the above-referenced documents, we have not made an independent investigation or audit of the facts set forth in such documents, including the Representation Letter and the Registration Statement (including the various SEC filings incorporated therein by reference). We consequently have relied upon the representations as to factual matters in the Representation Letter and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.

In this regard, we have assumed or obtained representations regarding (and, with your consent, are relying upon) the following:

(i) that (A) all of the representations and statements set forth in the documents that we reviewed, including, without limitation, the Master Agreement and its exhibits, the Registration Statement and the Representation Letter (collectively, the “Reviewed Documents”), are true, correct, and complete, (B) any representation or statement made as a belief or made “to the knowledge of” or similarly qualified is correct and accurate, and that such representation or statement will continue to be correct and accurate, without such qualification, (C) each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, and (D) all of the obligations imposed by or described in the Reviewed Documents, including, without limitation, the obligations imposed under the Articles of Incorporation, have been and will continue to be performed or satisfied in accordance with their terms;

(ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

(iii) that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us;

(iv) that Crestline (A) is a duly incorporated and validly existing Maryland corporation; (B) has been, is and will continue to be, operated in accordance with the laws of the State of Maryland, its organizational documents, and any statements made in the Registration Statement (including the SEC filings incorporated into it by reference) and the Representation Letter; and (C) was formed, has operated and will continue to operate with a profit motive;

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(v) without limiting any other assumption described herein, that the representations of Crestline and the representations and covenants of Barcelo Empresarial and Merger Sub set forth in the Agreement and Consent and the Amendment to Agreement and Consent were true and correct on the date such representations were made, are true and correct on the date hereof and will remain true and correct; and

(vi) the Transactions will be consummated in accordance with the Master Agreement and as described in the Proxy Statement/Prospectus (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof).

Opinions

Based upon, subject to, and limited by the assumptions and qualifications set forth herein (including those set forth below), we are of the opinion that:

(i) Host REIT was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, effective for each of its taxable years ended December 31, 1999, through and including December 31, 2005, and, after giving effect to the consummation of the Transactions, Host REIT’s current organization and intended method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code for taxable year 2006 and thereafter;

(ii) at all times from and after January 1, 1999, Host LP has been properly treated as a partnership for federal income taxes purposes and not as a corporation or association taxable as a corporation, and its current organization and intended method of operation will enable it to continue to be treated as a partnership under the Internal Revenue Code for taxable year 2006 and thereafter; and

(iii) the discussion in the Proxy Statement/Prospectus under the caption “Material Federal Income Tax Considerations to Holders of Shares of Host Common Stock,” to the extent that it describes provisions of federal income tax law, is correct in all material respects as of the date hereof.

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Host REIT’s ability to qualify as a REIT depends in particular upon whether each of the Leases is respected as a lease for federal income tax purposes. If one or more Leases are not respected as leases for federal income tax purposes, Host REIT may fail to qualify as a REIT. The determination of whether the Leases are leases for federal income tax purposes is highly dependent on specific facts and circumstances. In addition, for the rents payable under a Lease to qualify as “rents from real property” under the Code, the rental provisions of the Leases and the other terms thereof must conform with normal business practice and not be used as a means to base the rent paid on the income or profits of the lessees. In delivering the opinion set forth above that Host REIT’s organization and method of operation (as described in the Representation Letter) have enabled Host REIT to meet the requirements for qualification and taxation as a REIT for each of its taxable years ended December 31, 1999, through and including December 31, 2005, and that, after giving effect to the Transactions, Host REIT’s current organization and intended method of operation will enable Host REIT to meet such requirements for the current taxable year and subsequent taxable years, we expressly rely upon, among other things, Host REIT’s representations as to various factual matters with respect to the Leases, including representations as to the commercial reasonableness of the economic and other terms of the Leases at the times the Leases were originally entered into and subsequently renewed or extended (and taking into account for this purpose changes to the economic and other terms of the Leases pursuant to subsequent amendments), the intent and economic expectations of the parties to the Leases, the allocation of various economic risks between the parties to the Leases, taking into account all surrounding facts and circumstances, the conformity of the rental provisions and other terms of the Leases with normal business practice, the conduct of the parties to the Leases, and the conclusion that, except in connection with the Harbor Beach Lease and any other leases that Host REIT acknowledges will not qualify as producing “rents from real property” under the Code, such terms are not being, and will not be, used as a means to base the rent paid on the income or profits of the Lessees. We express no opinion as to any of the economic terms of the Leases, the commercial reasonableness thereof, or whether the actual economic relationships created thereby are such that the Leases will be respected for federal income tax purposes or whether the rental and other terms of the Leases conform with normal business practice (and are not being used as a means to base the rent paid on the income or profits of the Lessees).

Host REIT’s qualification and taxation as a REIT depend upon Host REIT’s ability to meet on an ongoing basis (through actual annual operating results, distribution levels, diversity of share ownership and otherwise) the various

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qualification tests imposed under the Internal Revenue Code, which are described (or incorporated by reference) in the Registration Statement. We have relied upon representations of Host REIT and Host LP with respect to these matters (including those set forth or incorporated by reference in the Registration Statement and the Representation Letter) and will not review Host REIT’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of Host REIT’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Internal Revenue Code for qualification and taxation as a REIT.

For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the section of the Proxy Statement/Prospectus under the caption “Material Federal Income Tax Considerations to Holders of Shares of Host Common Stock.”

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This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. Our opinion set forth herein is based in part upon the description of the Transactions, as set forth in the Master Agreement and in the Proxy Statement/Prospectus. If the actual facts relating to any aspect of the Transactions differ from this description in any material respect, one or both of our opinions may become inapplicable. In addition, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue these opinions is incorrect, one or both of our opinions might be adversely affected and may not be relied upon. We assume no obligation by reason of this opinion letter to advise you of any changes in either of our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.

This opinion letter has been prepared in connection with the filing of the Registration Statement and speaks only as of the date hereof. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of the name of the firm under the captions “The Transactions – Background of the Transactions,” “Material Terms of the Principal Transaction Agreements – Conditions to Completion of the Closing Transactions” and “Additional Information – Legal Matters” in the Proxy Statement/Prospectus. In giving this consent, however, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.

Appendix A

Definitions

“Acquisition and Exchange Agreement” means that certain Acquisition and Exchange Agreement, dated as of November 13, 2000, among HMT Lessee, Host LP, Crestline and the other parties named therein, as amended from time to time.

“Crestline” means, for periods prior to June 7, 2002, Crestline Capital Corporation, a Maryland corporation, and, for periods beginning on and after June 7, 2002, Barcelo Crestline Corporation, a Maryland corporation.

“Crestline Lessees” means those indirect subsidiaries of Crestline that leased Hotels pursuant to certain of the Leases prior to the Lease Acquisition and those indirect subsidiaries that lease certain Hotels as of the date of this letter.

“Distribution Agreement” means the Distribution Agreement between Host REIT (f/k/a as “Marriott Corporation”) and Marriott International, Inc., dated as of September 15, 1993, as amended.

“Fernwood” means Fernwood Hotel Assets, Inc., a Delaware corporation.

“Harbor Beach Lease” means the lease of the Marriott Harbor Beach Resort from Lauderdale Beach Association to Marriott Hotel Services, Inc.

“HMT Lessee” means HMT Lessee LLC, a Delaware limited liability company that elected, effective January 1, 2001, to be treated as a corporation and a TRS for federal income tax purposes, which was merged with and into Rockledge HMT LLC, a wholly owned subsidiary of Rockledge, with Rockledge HMT LLC surviving, on December 31, 2004.

“Host LP” means Host Marriott, L.P., a Delaware limited partnership.

“Hotel” means each hotel in which Host LP has a direct or indirect interest.

“IHP Lease Acquisition” means the acquisition by HMT Lessee in June of 2001 of the leasehold interests with respect to three (3) full-service Hotels that were leased to IHP Lessee LLC.

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“Lease” means any real estate lease of a Hotel pursuant to which Host LP or a Partnership Subsidiary or a Subsidiary REIT, as lessor or sub-lessor, leased or leases a Hotel to a Lessee, taking into account all subsequent amendments, renewals and/or extensions, including, without limitation, each lease of a Hotel entered into as of December 31, 1998, each amended and restated lease entered into with a TRS Lessee in connection with the Lease Acquisition, the agreements between and among the Partnership Subsidiaries owning certain Hotels and the respective TRS Lessees of such Hotels relating to the extension of the terms of the expiring Leases on those Hotels, the second amended and restated lease agreements, dated as of January 1, 2006, entered into with regard to certain of the Hotels, the Harbor Beach Lease, and, following consummation of the Transactions, the real estate leases entered into with respect to the Hotels acquired in the Transactions.

“Lease Acquisition” means the acquisition by HMT Lessee, pursuant to the Acquisition and Exchange Agreement, of the leasehold interests with respect to 117 full-service Hotels that were leased to the Crestline Lessees.

“Lessee” means, with regard to Host REIT’s taxable years ended prior to January 1, 2001, any one of the Crestline Lessees or IHP Lessee LLC, and with regard to Host REIT’s taxable periods beginning on or after January 1, 2001, any one of the TRS Lessees, IHP Lessee LLC prior to the IHP Lease Acquisition, the Crestline Lessees owning leasehold interests (as lessee or sub-lessee) that were not acquired by HMT Lessee pursuant to the Lease Acquisition, and any other lessee to which Host LP, directly or through another Partnership Subsidiary, leases one or more Hotels in the future.

“Noncontrolled Subsidiaries” means, with regard to Host REIT’s taxable years ended prior to January 1, 2001, Fernwood and Rockledge.

“Partnership Subsidiary” means Host LP and any partnership, limited liability company, or other entity treated as a partnership for federal income tax purposes or disregarded as a separate entity for federal income tax purposes in which either Host REIT or Host LP owns (or owned on or after January 1, 1999) an interest, either directly or through one or more other partnerships, limited liability companies or other entities treated as a partnership for federal income tax purposes or disregarded as a separate entity for federal income tax purposes (whether or not Host REIT or Host LP has a controlling interest in, or otherwise has the ability to control or direct the operation of, such entity). Notwithstanding the foregoing, the term “Partnership Subsidiary” shall not in any way be deemed to include the Non-Controlled Subsidiaries or subsidiaries thereof, the Taxable REIT Subsidiaries or subsidiaries thereof, or any subsidiary of Host LP that elects to be treated as a REIT under the Internal Revenue Code or subsidiaries thereof.

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“Rockledge” means Rockledge Hotel Properties, Inc., a Delaware corporation.

“Subsidiary REIT” means, from and after the effective date of its REIT election, any subsidiary of Host LP that elects to be treated as a REIT under the Internal Revenue Code.

“Taxable REIT Subsidiary” means, with regard to Host REIT’s taxable years commencing after December 31, 2000, any of Fernwood, Rockledge or any other TRS of Host REIT.

“TRS” means a “taxable REIT subsidiary,” as described in Section 856(l) of the Internal Revenue Code. Any entity taxable as a corporation in which a TRS of Host REIT owns (x) securities possessing more than 35% of the total voting power of the outstanding securities of such entity or (y) securities having a value of more than 35% of the total value of the outstanding securities of such entity shall also be treated as a TRS of Host REIT whether or not a separate election is made with respect to such other entity.

“TRS Lessee” means any of (i) HMT Lessee, prior to its merger into Rockledge HMT LLC, (ii) Rockledge, from and after January 1, 2005, (iii) the direct or indirect subsidiaries of HMT Lessee or Rockledge that hold the leasehold interests that were acquired by HMT Lessee from Crestline pursuant to the Acquisition and Exchange Agreement or in connection with the IHP Lease Acquisition, and (iv) any other lessee of a Hotel that is a TRS.

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